Exhibit 2

AUDITOR’S CONSENT

I hereby consent to the inclusion of my report in the Annual Report on Form 18-K of the Japan Finance Corporation for Municipal Enterprises for the year ended March 31, 2005 and to the reference to me under the heading “Financial Statements and Auditor” in such report.

I also consent to the incorporation by reference of such report and reference in the prospectus included in the Registration Statement of the Japan Finance Corporation for Municipal Enterprises.

/s/ Isao Hashimoto
Isao Hashimoto
Auditor Japan Finance Corporation for Municipal Enterprises

February 16, 2006